CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AQR Funds of our report dated February 25, 2026, relating to the financial statements and financial highlights of AQR Alternative Risk Premia Fund, AQR CVX Fusion Fund, AQR Diversified Arbitrage Fund, AQR Diversifying Strategies Fund, AQR Equity Market Neutral Fund, AQR Long-Short Equity Fund, AQR LSE Fusion Fund, AQR Macro Opportunities Fund, AQR Managed Futures Strategy Fund, AQR Managed Futures Strategy HV Fund, AQR MS Fusion Fund, AQR MS Fusion HV Fund, AQR Multi-Asset Fund, AQR Risk-Balanced Commodities Strategy Fund, AQR Style Premia Alternative Fund and AQR Trend Total Return Fund, which appears in AQR Funds’ Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Counsel and Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 28, 2026